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
GEODYNE ENERGY INCOME PROGRAMS
1997 YEAR-END ESTIMATED VALUATION ON A PER UNIT BASIS(1)



                                                                        CASH DISTRIBUTIONS PER UNIT
                                                                        ------------------------------

                                                        1996 YEAR-END             CUMULATIVE
         FORMATION    UNIT   1997 YEAR END PER UNIT      ESTIMATED        1997    DISTRIBUTIONS
P/SHIP     DATE       SIZE   ESTIMATED VALUATION(2)     VALUATION(2)      TOTAL   THRU 12/31/97 P/SHIP
-------  ----------  -------------------------------    -------------   ----------------------  ------

III-A    11/21/89      100           28.88                 51.96          11.12      89.27      III-A
III-B    01/24/90      100           29.24                 53.17          12.35      99.16      III-B
III-C    02/27/90      100           33.48                 60.53           9.06      61.93      III-C
III-D    09/05/90      100           39.55                 72.39          10.32      57.22      III-D
III-E    12/26/90      100           43.40                 85.04          10.29      64.91      III-E
III-F    03/08/91      100           32.30                 61.85           7.14      44.92      III-F
III-G    09/20/91      100           34.93                 66.58           7.80      42.00      III-G



(1)  This chart must be read in  connection  with the letter  dated  January 29,
     1998,  providing  important   assumptions  and  other  information  on  the
     methodology used to calculate these estimates.

(2) 1997 Year-End estimates use $16.25 per barrel of oil and $2.325 per thousand cubic feet ("MCF") of gas compared to $23.75 per barrel and $3.57 per MCF of gas for the 1996 Year-End estimates.
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